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                                                                      EXHIBIT 22

                              THE GILLETTE COMPANY

                           SUBSIDIARIES OF REGISTRANT



                                                                  ORGANIZED
                                                                    UNDER
               NAME                                                LAWS OF
               ----                                               ---------

Gillette Argentina S.A. ....................................  Argentina
Gillette Australia Pty Ltd..................................  Australia
NV Duracell Batteries S.A...................................  Belgium
Duracell SpA................................................  Italy
Gillette Beteiligungs -- GmbH...............................  Germany
Gillette Deutschland GmbH & Co. ............................  Germany
Waterman S.A. ..............................................  France
Braun -- GmbH...............................................  Germany
       Its subsidiaries:
          Braun Electric Austria Gesellschaft mbH...........  Austria
          Braun Espanola, S.A. .............................  Spain
          Braun Ireland Ltd. ...............................  Ireland
          Braun de Mexico y Cia. de C.V. ...................  Mexico
Gillette do Brasil, Inc. ...................................  Delaware
       Its subsidiary:
          Gillette do Brazil Ltda. .........................  Brazil
Gillette Canada Inc. .......................................  Canada
  Its subsidiaries:
     Oral-B Laboratories Pty. Limited.......................  Australia
     Oral-B Laboratories GmbH...............................  Germany
Productos Gillette Chile Limitada...........................  Chile
Duracell (China) Limited....................................  China
Gillette China Limited......................................  China
       Its subsidiary:
          Braun (Shanghai) Co. Ltd. ........................  China
Gillette de Colombia S.A. ..................................  Colombia
Colton Gulf Coast, Inc. ....................................  Delaware
Colton North Central, Inc. .................................  Delaware
Gillette Czech Inc.                                           Delaware
Gillette Eastern Europe, Inc. ..............................  Delaware
Grupo Gillette Espana S.L. .................................  Spain
Gillette Far East Trading Limited...........................  Hong Kong
Gillette Foreign Sales Corporation Limited..................  Jamaica
Groupe Gillette France S.A. ................................  France
Gilfin B.V. ................................................  Netherlands
  Its subsidiary:
     Parkfin Limited........................................  United Kingdom
Compania Giva, S.A. ........................................  Delaware
Indian Shaving Products Limited.............................  India
Compania Interamericana Gillette, S.A. .....................  Panama
Gillette Egypt S.A.E. ......................................  Egypt
Gillette Pakistan Limited...................................  Pakistan
Inversiones Gilco (Chile) Limitada..........................  Chile
Gillette Group Italy S.p.A..................................  Italy
Braun Gillette Japan Incorporated...........................  Delaware
Gillette Management Inc. ...................................  Delaware
Grupo Gillette S.A. de C.V. ................................  Mexico



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                              THE GILLETTE COMPANY

                   SUBSIDIARIES OF REGISTRANT -- (CONTINUED)



                                                                  ORGANIZED
                                                                    UNDER
               NAME                                                LAWS OF
               ----                                               ---------

  Its subsidiary:
     Gillette de Mexico S.A. de C.V. .......................  Mexico
Gillette Norge A/S..........................................  Norway
Gillette del Peru, Inc. and Lima Manufacturing Company......  Delaware
  Partners in:
     Gillette del Peru, S.C. ...............................  Peru
Gillette (Philippines), Inc. ...............................  Philippines
Gillette Sanayi ve Ticaret A.S. ............................  Turkey
Gillette (Shanghai) Limited.................................  China
Shenmei Daily Use Products Limited Company..................  China
Gillette Trading Limited....................................  South Africa
Gillette Group South Africa (pty) Limited...................  South Africa
Gillette South Asia Inc. and Saratoga Investment, Inc.......  Delaware
  Their subsidiaries:
     Gillette India Private Limited.........................  India
     Luxor Writing Instruments Private Ltd..................  India
Gillette Sverlge Aktiebolag.................................  Sweden
Gillette (Switzerland) AG...................................  Switzerland
Gillette Industries Plc.....................................  United Kingdom
  Its subsidiaries:
     Gillette U.K. Limited..................................  United Kingdom
     Parker Pen Holdings....................................  United Kingdom
     Parker Pen Products....................................  United Kingdom
     Braun (U.K.) Limited...................................  United Kingdom
          Its subsidiary:
               Parker Pen Company...........................  United Kingdom
Peterburg Products International zao........................  Russia
Gillette Poland S.A. .......................................  Poland
Gillette Home Diagnostics, Inc..............................  Delaware
  Its subsidiary:
     Thermoscan Inc.........................................  Delaware
Oral B Laboratories International Inc. .....................  Delaware
  Its subsidiary:
     Oral B Laboratories Islands Ltd. ......................  Cayman Islands
Gillette Oral Care, Inc.....................................  Delaware


     All of the voting securities of each subsidiary listed above are owned by its parent company or parent partners except that the percentage ownership in Indian Shaving Products Limited, Shenmei Daily Use Products Limited Company, Gillette (Shanghai) Limited, Gillette Pakistan Limited, Luxor Pen Company and Petersburg Products International is 58%, 75%, 70%, 76.8%, 50% and 87.34% respectively.

     There are a number of additional subsidiaries in the United States and foreign countries which, considered in the aggregate, do not constitute a significant subsidiary.